Exhibit 10.28

AMENDMENT TO SENIOR SUBORDINATED NOTE

THIS AMENDMENT (the “Amendment”), dated as of this 25th day of October, 2007 by and between ACROSS AMERICA REAL ESTATE CORP., a Colorado corporation, having an office at 700 Seventeenth Street, Suite 1200, Denver, Colorado 80202 (“Maker”) and BOCO INVESTMENTS, LLC, a Colorado limited liability company, having an office at 103 West Mountain Ave., Fort Collins, Colorado 80524 (“Holder”).

WITNESSETH:

WHEREAS, Maker has executed and delivered to Holder a Senior Subordinated Note dated September 28, 2006 (the “Note”) to evidence Maker’s indebtedness to Holder in the principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00); and

WHEREAS, Maker and Holder amended such Senior Subordinated Note (“Amendment No. 1”) on May 7, 2007 to further subordinate the Note to a credit facility to be extended to Maker by United Western Bank and otherwise modify certain terms and provisions of the Note; and

WHEREAS, Maker and Holder amended such Senior Subordinated Note (“Amendment No. 2”) on August 10, 2007 to waive a negative covenant which listed an “Event of Default” under the Note as a net loss under GAAP of greater than $1,000,000 in any calendar quarter.

NOW, THEREFORE, in consideration of the premises set forth herein above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto do hereby mutually and expressly understand and agree as follows:

7. Definitions. The definition of the term “Senior Debt” appearing in Section 5, entitled “Definitions,” of the Note is hereby amended in its entirety to read as follows:

“Senior Debt” means all indebtedness, obligations and other liabilities of the Company to (i) Vectra Bank Colorado, national association, pursuant to that certain First Amendment to Credit Agreement dated August 3, 2006, as amended, (ii) United Western Bank (“UWB”) pursuant to that certain Credit Agreement dated May 7, 2007 between UWB and Maker, as the same may be amended, modified, restated or extended from time to time, (iii) BOCO Investments, LLC under that certain Senior Subordinated Note dated October 25, 2007.

8. Subordination. The words “principal and” appearing in line ten of Section 2, entitled “Subordination,” of the Note are hereby deleted.

9. Representations and Warranties. Maker hereby represents and warrants, and Holder hereby acknowledges and agrees, that (a) no default has occurred under the Note, (b) except as provided herein, the Note has not been modified or amended, and (c) the execution and delivery of this Agreement has been duly authorized by all necessary action of the parties hereto.

10. Ratification. Except as modified by this Amendment, all of the terms of the Note are ratified and reaffirmed and remain in full force and effect.

11. Inurement. The terms and conditions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

12. Governing Law. The terms and conditions of this Amendment shall be governed by the applicable laws of the State of Colorado.

IN WITNESS WHEREOF the parties hereto have each caused this Amendment to be executed by their respective duly authorized representatives, as of the day and year first above written.

MAKER:

ACROSS AMERICA REAL ESTATE CORP.,
a Colorado corporation

By: /s/
Name:
Title:

HOLDER:

BOCO INVESTMENTS, LLC,

a Colorado limited liability company

By: /s/
Name:
Title: